Exhibit 3.87

CERTIFICATE OF INCORPORATION

OF

EMBASSY PACIFIC MANAGEMENT CORPORATION

1. The name of the corporation is:

Embassy Pacific Management Corporation

2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares, all of which are Common Stock with a par value of $0.01.

5. The name and mailing address of the incorporator is

Robert J. Palme

Latham & Watkins

885 Third Avenue

New York, New York 10022

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of January, 1989.

/s/ Robert J. Palme
Robert J. Palme
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EMBASSY PACIFIC MANAGEMENT CORPORATION

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

It is hereby certified that:

FIRST: The name of the corporation (hereinafter called the (“corporation”) is EMBASSY PACIFIC MANAGEMENT CORPORATION.

SECOND: That the Certificate of Incorporation of the corporation has been amended as follows:

By striking out the whole of Article 1 thereof as it now exists and inserting in lieu and instead thereof a new Article 1, reading as follows:

“1. The name of the corporation is:

EPAM Corporation”

THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 21st day of June, 1989.

/s/ Charles A. Ledsinger, Jr.
Charles A. Ledsinger, Jr.
Vice President

ATTEST:

/s/ Anne S. McPherson
Anne S. McPherson
Assistant Secretary

2

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

EPAM Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent

The Board of Directors of EPAM Corporation adopted the following resolution on the 9th day of April, 1990.

Resolved, that the registered office of EPAM Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, EPAM Corporation has caused this statement to be signed by Charles A. Ledsinger, Jr., its Vice President and attested by Stephen H. Brammell, its Assistant Secretary this 10th day of April, 1990.

By	Charles A. Ledsinger, Jr.
Vice President

ATTEST:

By	Stephen H. Brammell
Assistant Secretary

(DEL. – 264 7/30/84)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

EPAM CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 6/20, 1996.

/s/ RALPH B. LAKE, SR.
RALPH B. LAKE, SR. VICE PRESIDENT

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

EPAM CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of EPAM CORPORATION adopted the following resolution on the 29th Day of July, 1999.

Resolved, that the registered office of EPAM CORPORATION in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, EPAM CORPORATION has caused this statement to be signed by J Kendall Huber its Executive Vice President this 23rd day of August, 1999.

/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President

(DEL. – 264 – 6/15/94)

CT System

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is EPAM Corporation.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Rd., Ste. 400, Wilmington, DE 19808, Newcastle County

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 9/6/00

/s/ Vivien S. Mitchell
Vivien S. Mitchell, Vice President

DE BC D-COA CERTIFICATE OF CHANGE 01/98 (#163)